EXECUTION COPY
AMENDMENT NO. 1 TO BASE INDENTURE
THIS AMENDMENT NO. 1 TO BASE INDENTURE, dated as of November 18, 2005 (this “Amendment”), is entered into by and among Cofina Funding, LLC (the “Issuer”), Cofina Financial, LLC (the “Servicer”), Bank Hapoalim B.M. (the “Funding Agent”) and U.S. Bank National Association, as Trustee (in such capacity, the “Trustee”). Capitalized terms used but not defined herein have the meanings provided in the Indenture (defined below).
R E C I T A L S
     A. Reference is hereby made to (i) that certain Base Indenture, dated as of August 10, 2005 (the “Base Indenture”), between the Issuer and the Trustee, and that certain Series 2005-A Supplement, dated as of August 10, 2005 (the “Series Supplement” and together with the Base Indenture, the “Indenture”), (ii) that certain Servicing Agreement, dated as of August 10, 2005 (the “Servicing Agreement”), by and among the Issuer, the Servicer and the Trustee, and (iii) that certain Omnibus Amendment and Agreement, dated as of August 30, 2005, among the Issuer, the Servicer, the Guarantor, the Funding Agent and the Trustee.
     B. The parties hereto desire to enter into this Amendment to amend the Indenture as follows:
          1. The definition of “Required Spread Maintenance Reserve Amount” in Section 1.1 of the Indenture is hereby amended and restated in its entirety as follows:
     “Required Spread Maintenance Reserve Amount” means, for each Settlement Period (determined as of the last day of each Monthly Period), an amount equal to the sum of (I) the sum for each Eligible Receivable at such time of the product of (a) the positive excess (if any) of (A) the sum of 1.25% plus the Cost of Carry over (B) the interest rate for such Receivable times (b) the Outstanding Balance of such Loan times (c) the remaining term to maturity of such Loan, expressed in years and (II) the aggregate mark-to-market exposure of the Issuer under all Interest Rate Hedge Agreements at such time as determined no less frequently than on a monthly basis.
          2. The Granting Clause of the Indenture is hereby amended (i) to add “each Hedge Counterparty” immediately after the phrase “the Noteholders, each ‘Indemnified Party’,” therein and (ii) to add “each Interest Rate Hedge Agreement” after the phrase “the Issuer’s rights, powers and benefits, but none of its obligations or burdens, under the Servicing Agreement,” therein.
          3. Section 5.4(c)(i)(2) of the Indenture is hereby amended to change the reference to “Spread Maintenance Reserve Required Amount” to be a reference to “Required Spread Maintenance Reserve Amount”.

          4. Section 5.4(c)(iii)(9) of the Indenture is hereby amended in its entirety to read as follows:
(9) First, to each Interest Rate Hedge Provider on a pro rata basis (based on amounts then due and payable under all Interest Rate Hedge Agreements), all remaining amounts then due and payable under the related Interest Rate Hedge Agreement (after giving effect to clause (5) above), if any, and, second, to a subaccount of the Spread Maintenance Account, an amount equal to the mark-to-market exposure under all Interest Rate Hedge Agreements at such time.
          5. Section 5.3(c) of the Indenture is hereby amended to add a new clause (iv) thereto:
(iv) Any amounts on deposit in the Spread Maintenance Account pursuant to Section 5.4(c)(iii)(9) shall be withdrawn from the Spread Maintenance Account by the Trustee and applied to amounts otherwise payable under Section 5.4(c)(iii)(9) to the extent amounts are not otherwise available therefor in accordance with the priority of payments on the applicable Settlement Date.
          6. Section 5.3(b), Section 5.3(c), Section 5.3(d) and Section 5.3(e) of the Indenture are hereby amended to delete the phrase “in the State of New York or in the city in which the Corporate Trust Office is located,” in each such Section.
          7. Conditions Precedent. This Amendment shall become effective as of the date hereof when the Funding Agent shall have received an original counterpart (or counterparts) of this Amendment, executed and delivered by each of the parties hereto, or other evidence satisfactory to the Funding Agent of the execution and delivery of this Amendment by such parties.
          8. Reaffirmation of Covenants, Representations and Warranties. Upon the effectiveness of this Amendment, each of the Issuer, the Servicer and the Guarantor hereby reaffirms all covenants, representations and warranties made in the Agreements and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment (except for such representations and warranties that are limited by their terms to an earlier date, in which case such representations and warranties shall speak of such date).
          9. Representations and Warranties. Each of the Issuer, the Servicer and the Guarantor hereby represents and warrants that (i) this Amendment constitutes a legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms, and (ii) upon the effectiveness of this Amendment, no Event of Default shall exist under the Agreements.
          10. Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Agreements shall remain in full force and effect. After this Amendment becomes effective, all references in each of the Agreements to “this Agreement”, “hereof”, “herein”, or words of similar effect referring to such Agreement shall be deemed to be references to the applicable Agreement as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreements other than as set forth herein.
          11. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
          12. Governing Law. This Amendment shall be governed by, and construed in accordance with the law of the State of New York (without reference to its conflict of law provisions other than Section 5-1401 of the New York General Obligations Law).
          13. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment, or the Agreements or any provision hereof or thereof.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

COFINA FUNDING, LLC
By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title:

ACKNOWLEDGED AND AGREED TO:

COFINA FINANCIAL, LLC
By:
Name:
Title:

AMENDMENT NO. 1 TO INDENTURE

BANK HAPOALIM B.M.
By:
Name:
Title:

By:
Name:
Title:

AMENDMENT NO. 1 TO INDENTURE